Exhibit 3.1
THIRD AMENDED AND RESTATED BYLAWS
OF
MCAFEE, INC.
(as amended on February 3, 2009)

THIRD AMENDED AND RESTATED BYLAWS
OF
MCAFEE, INC.
ARTICLE I.
STOCKHOLDERS
     Section 1. Annual Meeting. An annual meeting of the stockholders, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix.
     Section 2. Special Meetings. Special meetings of stockholders of the Corporation, for any purpose or purposes prescribed in the notice of the meeting, may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or by the holders of shares entitled to cast not less than 10% of the votes at the meeting, and shall be held at such place, on such date, and at such time as the Board of Directors shall determine. Business transacted at special meetings shall be limited to the purpose or purposes stated in the notice.
     Section 3. Notice of Meetings. Written notice of the place, date, and time of all meetings of the stockholders shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation).
     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. In no event shall the adjournment of a stockholders meeting commence a new time period for the giving of a stockholder’s notice pursuant to Section 7 of this Article I.

     Section 4. Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.
     If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.
     Section 5. Conduct of Stockholders’ Meeting. At every meeting of the stockholders, the Chairman, if there is such an officer, or if not, the President of the Corporation, or in his or her absence the Vice President designated by the President, or in the absence of such designation any Vice President, or in the absence of the President or any Vice President, a chairman chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairman. The Secretary of the Corporation or a person designated by the Chairman shall act as Secretary of the meeting. Unless otherwise approved by the Chairman, attendance at the Stockholders’ Meeting is restricted to stockholders of record, persons authorized in accordance with Section 8 of this Article I to act by proxy, and officers of the Corporation.
     Section 6. Conduct of Business. The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman’s discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.
     The chairman shall also conduct the meeting in an orderly manner, rule on the precedence of, and procedure on, motions and other procedural matters, and exercise discretion with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 6 and Section 7, below. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 6 and Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     Section 7. Advance Notice of Stockholder Nominees and Stockholder Business.
          (a) To be properly brought before an annual meeting or special meeting, nominations for the election of directors or other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who (x) is a stockholder of record at the time of the giving of notice required by this Section 7 and on the record date for the determination of stockholders entitled to vote at the meeting and (y) has timely complied in proper written form with the notice procedures set forth in this Section 7. In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law. Except as otherwise required by General Corporation Law of Delaware, stockholders may not bring business before a special meeting of stockholders.
          (b) For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not less than sixty (60) calendar days nor earlier than ninety (90) calendar days before the one-year anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the preceding year or the date of the annual meeting has been changed by more than thirty (30) days from the date of the preceding year’s annual meeting, then notice by the stockholder to be timely must be so received not later than the close of business on the later of (i) ninety (90) calendar days prior to such annual meeting, or (ii) ten (10) calendar days following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 7. “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”). To be in proper written form, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the Corporation which are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect of which is to mitigate loss to, or manage the risk or benefit from share price changes for, or increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the Corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6) constitute a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the Secretary must be supplemented not later than ten (10) calendar days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date (the “Supplement”). For purposes of this Section 7, a “Stockholder Associated Person” of any stockholder shall mean (x) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (z) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (x) and (y). Without exception, no business proposed by a stockholder shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 7. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement or if the Business Solicitation Statement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 7, and, if the Chairman should so determine, he or she shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.
          (c) Only persons who are nominated in accordance with the procedures set forth in this Section 7(c) shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote in the election of directors at the meeting who timely complies with the notice procedures set forth in this Section 7(c). To be timely, such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to the notice provisions of Section 7(b), and shall be in proper written form as set forth in this Section 7(c). Nominations of persons for election to the Board of Directors of the Corporation may be made at a special meeting of stockholders by a stockholder (if the business to be conducted at such meeting, as specified in the notice described in Section 3, includes the election of directors) if the notice required by this Section 7(c) shall be delivered to the Secretary of the Corporation not later than the close of business on the later of ninety (90) calendar days prior to such special meeting or ten (10) calendar days following the day on which Public Announcement (as defined above) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. To be in proper written form, a stockholder’s notice delivered pursuant to this Section 7(c) shall set forth (i) as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the Corporation which are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or manage the risk or benefit from share price changes for, or increase or decrease the voting power of the nominee with respect to any securities of the Corporation, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the Corporation, the nominee will owe fiduciary duties under Delaware law with respect to the Corporation and its stockholders, (G) a written statement of such nominee that such nominee, if elected, intends to tender, promptly following such election, an irrevocable resignation effective upon such person’s failure to receive the required vote for reelection at the next meeting at which such person would face reelection and upon acceptance of such resignation by the Board of Directors in accordance with Section 2 of Article II herein and (H) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, (x) the information required to be provided in a stockholder’s notice pursuant to clauses (2) through (5) of Section 7(b) and the Supplement referenced in Section 7(b) (except that the references to “business” in such Section 7(b) shall instead refer to nominations of directors for purposes of this Section 7(c)), and (y) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the Corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by preceding clauses (i) and (ii) above constitute a “Nominee Solicitation Statement”). At the request of the Board of Directors, any person nominated by a stockholder for election as a director shall furnish to the Secretary of the Corporation (1) that information required to be set forth in the stockholder’s Nominee Solicitation Statement as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 7(c). Without exception, no person nominated by a stockholder shall be eligible for election or re-election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 7(c). In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement or if the Nominee Solicitation Statement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the meeting shall, if the facts warrants, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if the Chairman should so determine, he or she shall so declare at the meeting, and the defective nomination shall be disregarded; provided, however, that nothing in this Section 7(c) shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.
          (d) In addition to the foregoing provisions of this Section 7, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in this Section 7, including with respect to business such stockholder intends to bring before the annual meeting that involves a proposal or nomination that such stockholder requests to be included in the Corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in this Section 7 shall be deemed to affect any right of the Corporation to omit a proposal from the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.
     Section 8. Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile transmission or other reproduction shall be complete reproduction for the entire original writing or transmission. A validly executed proxy which does not state that it is irrevocable and is not coupled with an interest shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three years from the date of the proxy, unless otherwise provided in the proxy.
     Except as otherwise required by the Certificate of Incorporation or the General Corporation Law of Delaware, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of stockholders. All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Each inspector shall:
          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;
          (b) Receive votes, ballots, or consents;
          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d) Count and tabulate all votes or consents; and
          (e) Do any other acts that may be proper to conduct the elections or votes with fairness to all stockholders.
     Any holder of shares entitled to vote on any matter may vote part of the shares in favor or the proposal and refrain from voting the remaining shares or vote them against the proposal but if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it shall be conclusively presumed that the stockholder’s approving vote is with respect to all shares said stockholder is entitled to vote.
     All elections shall be determined by the vote described in Section 2 of Article II hereof, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast affirmatively or negatively.
     Section 9. Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, at the principal place of business of the Corporation.
     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
ARTICLE II.
BOARD OF DIRECTORS
     Section 1. Number and Term of Office. The total number of authorized directors may be fixed from time to time pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption). The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 2005 annual meeting of stockholders, the term of office of the second class to expire at the 2006 annual meeting of stockholders and the term of office of the third class to expire at the 2007 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation or removal of any director.

     Section 2. Election of Directors.
          (a) A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that at a contested election meeting, directors shall be elected by a plurality of the votes cast by the holders of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. For purposes of this section, a “contested election meeting” is any annual meeting of stockholders for which (a) the secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Section 7 of Article I herein, and (b) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the corporation first gives notice of such meeting to the stockholders, as required by Section 3 of Article I herein.
          (b) The Board of Directors shall not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (a) the failure to receive the required number of votes for reelection at the next annual meeting of stockholders at which he or she faces reelection, and (b) acceptance of such resignation by the Board of Directors. In addition, the Board of Directors shall not fill a director vacancy or newly created directorship with any candidate who has not agreed to tender, promptly following his or her appointment to the board, the same form of resignation.
          (c) If a director nominee fails to receive the required number of votes for reelection, the Board of Directors (excluding the director in question) shall, within 90 days after certification of the election results, decide whether to accept the director’s resignation. Absent a legitimate business purpose for the director to remain on the Board of Directors, the Board of Directors shall accept the resignation. The Board of Directors shall promptly disclose its decision and, if applicable, the reasons for rejecting the resignation in a filing with the Securities and Exchange Commission.
     Section 3. Vacancies and Newly Created Directorships. Subject to the rights of the holders of any series of Preferred Stock then-outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause (other than removal from office by a vote of stockholders) may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     Section 4. Removal. Subject to the rights of the holders of any series of Preferred Stock then-outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled by (i) a majority of the directors then in office, though less than a quorum, or (ii) the stockholders at a special meeting of the stockholders properly called for that purpose, by the vote of the holders of a majority of the shares entitled to vote at such special meeting. Directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires.
     Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
     Section 6. Special Meetings. Special meetings of the Board of Directors may be called by a majority of the directors then in office (rounded up the nearest whole number) or by the chief executive officer or Chairman of the Board of Directors and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting, by telegraphing the same not less than twenty-four (24) hours before the meeting or by personal delivery, telephone or facsimile notice to each director’s home or principal place of business not less than forty-eight (48) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
     Section 7. Quorum. At any meeting of the Board of Directors, a majority of the total number of authorized directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.
     Section 8. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
     Section 9. Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.
     Section 10. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:
          (a) To declare dividends from time to time in accordance with law;

          (b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
          (c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;
          (d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;
          (e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;
          (f) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;
          (g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and
          (h) To adopt from time to time regulations, not inconsistent with these Bylaws, for the management of the Corporation’s business and affairs.
     Section 11. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.
ARTICLE III.
COMMITTEES
     Section 1. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the whole Board of Directors, may from time to time designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

     Section 2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the authorized members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.
ARTICLE IV.
OFFICERS
     Section 1. Generally. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other offices as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. The Chairman of the Board of Directors and the President shall each be members of the Board of Directors. Any number of offices may be held by the same person.
     Section 2. Chairman of the Board of Directors. The Chairman of the Board of Directors shall perform all duties and have all powers which are commonly incident to the office of the Chairman of the Board of Directors or which are delegated to him or her by the Board of Directors or the President of the Corporation, including the power to sign all stock certificates of the Corporation.
     Section 3. Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.
     Section 4. President. The President shall be the chief operating officer of the Corporation. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, he or she shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of chief operating officer or which are delegated to him or her by the Board of Directors. He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation except for the Chief Executive Officer.

     Section 5. Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors. One Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.
     Section 6. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation and shall have custody of all monies and securities of the Corporation. He or she shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation. The Treasurer shall also have the power to sign all stock certificates of the Corporation, and shall perform such other duties as the Board of Directors may from time to time prescribe.
     Section 7. Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of all meetings of the stockholders and the Board of Directors. He or she shall have charge of the corporate books, shall have the power to sign all stock certificates of the Corporation and shall perform such other duties as the Board of Directors may from time to time prescribe.
     Section 8. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
     Section 9. Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.
     Section 10. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE V.
STOCK
     Section 1. Certificates of Stock. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any of or all the signatures on the certificate may be facsimile.
     Section 2. Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 4 of this Article V of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.
     Section 3. Record Date. The Board of Directors may fix a record date, which shall not be more than sixty (60) nor fewer than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for the other action hereinafter described, as of which there shall be determined the stockholders who are entitled: to notice of or to vote at any meeting of stockholders or any adjournment thereof; to receive payment of any dividend or other distribution or allotment of any rights; or to exercise any rights with respect to any change, conversion or exchange of stock or with respect to any other lawful action.
     Section 4. Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
     Section 5. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VI.
NOTICES
     Section 1. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by prepaid telegram or mailgram. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received by such stockholder, director, officer, employee or agent, or by any person accepting such notice on behalf of such person, if hand delivered, or dispatched, if delivered through the mails or by telegram or mailgram, shall be the time of the giving of the notice.
     Section 2. Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.
ARTICLE VII.
MISCELLANEOUS
     Section 1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
     Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.
     Section 3. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.
     Section 4. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
     Section 5. Time Periods. In applying any provision of these Bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
ARTICLE VIII.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Delaware Law, as the same exists or may hereafter be amended against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this Bylaw or any agreement with the Corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section 2 of this Article VIII, the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the

Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law then so requires, the payment of such expenses incurred by a director or officer of the Corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this section or otherwise.
     Any indemnification as provided herein (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in the General Corporation Law of Delaware. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.
     Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
     Section 3. Non-Exclusivity of Rights. The rights conferred on any person in Sections 1 and 2 shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 4. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this Article VIII.
     Section 5. Insurance. The Corporation shall maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     Section 6. Effect of Amendment. Any amendment, repeal or modification of any provision of this Article VIII by the stockholders and the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification.
ARTICLE IX.
AMENDMENTS
Subject to the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the Corporation. Any adoption, amendment or repeal of Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by these Bylaws, the affirmative vote of the holders of at least 66 2/3 percent of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the Bylaws of the Corporation.